UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2012

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2012, the Horizon Lines, LLC (the “Company”), a wholly-owned subsidiary of Horizon Lines, Inc. (the “Parent”), launched a consent solicitation to make certain amendments to the Indenture dated as of October 5, 2011, as amended by the First Supplemental Indenture dated as of April 9, 2012 (the “Indenture”) among the Company, the guarantors party thereto from time to time and U.S. Bank National Association, as trustee and collateral agent, governing its 13.00% - 15.00% Second Lien Senior Secured Notes due 2016 (the “Second Lien Secured Notes”). Pursuant to the Global Termination Agreement dated April 5, 2012, among the Parent, Ship Finance International Limited and certain of its subsidiaries, the proposed amendments would amend Section 2.13 of the Indenture to clarify, among other things, (i) when the holder of the new Note may purchase the existing Second Lien Secured Notes in certain circumstances, (ii) the amount of interest which would be payable upon such a purchase and (iii) the notice that is required to be given to holders upon such a purchase.

On July 13, 2012, the Company obtained the requisite consents under the consent solicitation and, on July 17, 2012, entered into a supplemental indenture with certain of its subsidiaries and U.S. Bank National Association, the trustee for the Second Lien Secured Notes, to amend the Indenture pursuant to the consent solicitation described above (the “Supplemental Indenture”). As the proposed amendments to the Indenture are only binding on those holders who consented, such consenting holders will be issued notes with a new CUSIP number. While the Company does not view these transactions as an offering of any securities, if the transactions were deemed to be an offering of new securities such transactions would be exempt from registration under Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended.

The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Supplemental Indenture, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On July 13, 2012, the Parent, the Company and each of the other guarantors under the 11.00% First Lien Secured Notes due 2016 (the “First Lien Secured Notes”) and Second Lien Secured Notes entered into an amendment to the registration rights agreements, initially dated October 5, 2011, as amended on April 3, 2012, with the initial purchasers thereof (the “Registration Rights Agreement Amendment”). Pursuant to the Registration Rights Agreement Amendment, the Parent is now obligated to complete an “A/B Exchange Offer” as soon as practicable to exchange the First Lien Secured Notes and the Second Lien Secured Notes, but in no event later than 400 days after the October 5, 2011 issuance of those notes. If the Parent does not complete the A/B Exchange Offer within the 400 day period, this will result in a “registration default” and 0.25% of additional interest per 90 days of “registration default” will be added to the interest payable on each of the First Lien Secured Notes and the Second Lien Secured Notes, up to a maximum of 1.00% of additional interest.

The foregoing description of the Registration Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Registration Rights Agreement Amendment, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Second Supplemental Indenture governing the 13.00% - 15.00% Second-Lien Senior Secured Notes due 2016, dated July 17, 2012.

99.1	Form of Second Amendment to the Registration Rights Agreement, dated July 13, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: July 18, 2012	By:	/s/ Michael T. Avara
	Name:	Michael T. Avara
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

10.1	Second Supplemental Indenture governing the 13.00% - 15.00% Second-Lien Senior Secured Notes due 2016, dated July 17, 2012.
99.1	Form of Second Amendment to the Registration Rights Agreement, dated July 13, 2012.